Exhibit 10.1

THIS AMENDMENT TO MASTER TRANSACTION AGREEMENT (this “Amendment”), dated as of December 5, 2008, amends the Master Transaction Agreement (the “Master Transaction Agreement”), dated as of October 6, 2008, among Advanced Micro Devices, Inc., a Delaware corporation (“Discovery”), Advanced Technology Investment Company LLC, a limited liability company established under the laws of the Emirate of Abu Dhabi and wholly owned by the Government of the Emirate of Abu Dhabi (“Oyster”), and West Coast Hitech L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“Pearl”), acting through its general partner, West Coast Hitech G.P., Ltd., a corporation organized under the laws of the Cayman Islands. Capitalized terms used but not defined herein shall have the meanings assigned to such terms of the Master Transaction Agreement.

WHEREAS, the Parties hereto desire to amend the Master Transaction Agreement in accordance with Section 14.06 of the Master Transaction Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereto hereby agree as follows:

Section 1. Amendments to Terms of the Master Transaction Agreement.

(a) The second and third recitals in the preamble of the Master Transaction Agreement are hereby amended and restated in their entirety to read as follows:

WHEREAS, Discovery wishes to contribute or to cause its Subsidiaries to contribute to FoundryCo, and the Parties wish to cause FoundryCo to acquire from Discovery and its Subsidiaries, the FoundryCo Assets in consideration of the issuance by FoundryCo to Discovery (or a Subsidiary of Discovery designated by Discovery prior to the Closing) of one (1) Class A Ordinary Share, one million ninety thousand nine hundred fifty (1,090,950) Class A Preferred Shares, seven hundred thousand (700,000) Class B Preferred Shares, and the assumption of the Assumed Liabilities by FoundryCo and its Subsidiaries;

WHEREAS, Oyster wishes (i) to contribute cash to FoundryCo in consideration of the issuance by FoundryCo to Oyster of one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes; and (ii) to transfer cash to Discovery in consideration of the transfer by Discovery of seven hundred thousand (700,000) Class B Preferred Shares to Oyster; and

(b) Section 2.04(a)(iii) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(iii) a receipt for one (1) Class A Ordinary Share, one million ninety thousand nine hundred fifty (1,090,950) Class A Preferred Shares, and seven hundred thousand (700,000) Class B Preferred Shares;

(c) Section 2.05(a)(i) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(i) drafts of certificates representing one (1) Class A Ordinary Share, one million ninety thousand nine hundred fifty (1,090,950) Class A Preferred Shares, and seven hundred thousand (700,000) Class B Preferred Shares, registered in the name of Discovery or its designee and a draft of the register of members of FoundryCo showing the registration of said Class A Ordinary Share, Class A Preferred Shares, and Class B Preferred Shares;

(d) Section 2.05(b)(i) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(i) drafts of certificates representing one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes, and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes, and a draft of the register of members of FoundryCo showing the registration of said Class A Ordinary Share, Class A Preferred Shares and Class B Preferred Shares;

(e) Section 2.06(b)(ii) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(ii) a receipt for one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes, and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes;

(f) Section 2.08(c)(i) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(i) In the event that the amount of the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets exceeds the amount of the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, then the Purchase Price shall be adjusted downward in an amount equal to 0.85 times such excess over the Designated Amount, and FoundryCo shall make such adjustment by issuing to Oyster an additional Class A Convertible Note and an additional Class B Convertible Note with an aggregate principal amount equal to the amount of such adjustment and in the same proportion, by principal amount, as the Class A Convertible Note and Class B Convertible Note, respectively, issued to Oyster at Closing.

(g) Section 2.08(c)(ii) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(ii) In the event that the amount of the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets exceeds the amount of the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, then the Purchase Price shall be adjusted upward in an amount equal to 0.85 times such excess over the Designated Amount, and FoundryCo shall make such adjustment by canceling an aggregate principal amount of the Class A Convertible Note and the Class B Convertible Note issued to Oyster at Closing equal to the amount of such adjustment and in the same proportion, by principal amount, as the Class A Convertible Note and Class B Convertible Note, respectively, issued to Oyster at Closing.

(h) Section 13.03(a) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(a) Except as set forth in this Section 13.03, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

(i) Certain defined terms in Appendix A of the Master Transaction Agreement are amended and restated in their entirety to read as follows:

“Oyster/FoundryCo Cash Consideration” means a cash payment in the amount of one billion four hundred million dollars ($1,400,000,000) payable at the Closing by Oyster to FoundryCo in consideration of the issuance of one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes to Oyster at Closing.

“Pearl/Discovery Cash Consideration” means the cash payment at Closing by Pearl to Discovery in exchange for the Discovery Shares and the Warrants, which payment shall be equal to (a) the number of Discovery Shares multiplied by (b) the lesser of (i) the average of the closing prices per share of Discovery Common Stock on the New York Stock Exchange for the twenty (20) Trading Days immediately prior to and including December 12, 2008 and (ii) the average of the closing prices per share of Discovery Common Stock on the New York Stock Exchange for the twenty (20) Trading Days immediately prior to the Closing Date.

“Purchase Price” shall be an amount equal to one billion seven hundred ninety million nine hundred fifty thousand dollars ($1,790,950,000), subject to adjustment as provided in Section 2.08.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Discovery Common Stock is not listed on the New York Stock Exchange, on the principal other securities exchange or interdealer quotation system in the United States on which the Discovery Common Stock is then listed or quoted.

“Warrants” means warrants to purchase thirty-five million (35,000,000) shares of Discovery Common Stock in the form set forth as Exhibit J.

(j) For purposes of determining whether a change in facts and circumstances constitutes a Material Adverse Effect, a Discovery Material Adverse Effect or a FoundryCo Material Adverse Effect at any point in time, the facts and circumstances at that time shall be compared to the facts and circumstances as of the date of this Amendment rather than the facts and circumstances as of October 6, 2008. Except as set forth in the immediately preceding sentence, no Party waives, or is deemed to have waived, any of its rights under the Master Transaction Agreement concerning the conditions precedent to Closing as set forth in Article XI thereof, including without limitation conditions relating to the receipt of all Minimum Required Authorizations and Consents as set forth in the Master Transaction Agreement in the form originally executed on October 6, 2008.

Section 2. Other Transaction Documents. The forms of Transaction Documents other than the Master Transaction Agreement shall be correspondingly amended mutatis mutandis in a matter in all respects consistent with this Amendment. The Transaction Documents shall be amended by the amendment and restatement in their entirety of the relevant sections thereof as set forth in Appendix A hereto and such other conforming changes that may be necessary to carry out the intent of this Amendment.

Section 3. Entire Agreement. The Master Transaction Agreement, as amended by this Amendment, together with the Ancillary Agreements and any other agreement entered into contemporaneously with the execution of the Master Transaction Agreement, constitutes the entire agreement of the Parties with respect to the subject matter of the Master Transaction Agreement, as amended by this Amendment, and supersedes all prior agreements and undertakings, both written and oral, among the Parties hereto with respect to the subject matter thereof and hereof.

Section 4. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 5. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 6. Effect of this Amendment to Master Transaction Agreement. From and after the execution of a counterpart hereof by the Parties hereto, any reference to the Master Transaction Agreement shall be deemed to be a reference to the Master Transaction Agreement as amended hereby. Except as expressly amended hereby, the terms and conditions of the Master Transaction Agreement shall remain unchanged and in full force and effect.

Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Master Transaction Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Derrick R. Meyer
Name:	Derrick R. Meyer
Title:	President and CEO

ADVANCED TECHNOLOGY INVESTMENT COMPANY LLC

By:	/s/ Samer Saleh Halawa
Name:	Samer Saleh Halawa
Title:	Authorized Signatory

By:	/s/ Hani Barhoush
Name:	Hani Barhoush
Title:	Authorized Signatory

WEST COAST HITECH L.P.

By:	West Coast Hitech G.P., Ltd., its general partner

By:	/s/ Samer Saleh Halawa
Name:	Samer Saleh Halawa
Title:	Authorized Signatory

By:	/s/ Hani Barhoush
Name:	Hani Barhoush
Title:	Authorized Signatory

Appendix A

1.	Form of Funding Agreement.

Section 3.02(b). On each Funding Date, the purchase price per Class A Preferred Share shall be the same as the purchase price per Class B Preferred Share and shall be determined by dividing (i) the Net Tangible Assets of the FoundryCo Group (derived from the most recent Fiscal Year-end audited consolidated balance sheet of FoundryCo that has been approved by the Board and calculated in accordance with the Statement of Principles set forth in Appendix F attached hereto) by (ii) the Number of Outstanding Preferred Shares (as of the date of the balance sheet referred to in clause (i) above), and multiplying such quotient by 0.90.

2.	Form of Shareholders’ Agreement.

Section 2.01. The share capital of FoundryCo Outstanding as of the date hereof shall consist of (i) two (2) Class A Ordinary Shares, one each issued to Discovery and Oyster, respectively; (ii) no Class B Ordinary Shares; (iii) one million three hundred nine thousand one hundred forty (1,309,140) Class A Preferred Shares and (iv) eight hundred seventy-two thousand seven hundred sixty (872,760) Class B Preferred Shares. The rights of the holders of the Class A Ordinary Shares, the Class B Ordinary Shares, the Class A Preferred Shares and the Class B Preferred Shares are as set forth in the Memorandum and Articles of Association.

Appendix A: Definitions:

“Initial Convertible Notes” means (i) the two hundred one million eight hundred ten thousand dollars ($201,810,000) principal amount class A convertible promissory note issued by FoundryCo to Oyster at the Closing, including any paid-in-kind interest on such note, and (ii) the eight hundred seven million two hundred forty thousand dollars ($807,240,000) principal amount class B convertible promissory note issued by FoundryCo to Oyster at the Closing, including any paid-in-kind interest on such note.

3.	Form of Registration Rights Agreement.

Section 1. Definitions.

“Warrants” shall mean the 35,000,000 warrants to be issued by the Company to the Investor pursuant to the terms of the Master Transaction Agreement.

4.	Form of Warrants.

First sentence of introductory paragraph:

Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Pearl, or its registered permitted assigns (“Warrantholder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company 35,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (such number of shares, as adjusted pursuant to the terms hereof, the “Warrant Shares”) at a purchase price per share of $0.01 (such purchase price, as adjusted pursuant to the terms hereof, the “Warrant Price”), at any time or from time to time not later than 5:00 p.m., Eastern time, on [            ], 201[9].

5.	Initial Capitalization Table of FoundryCo.

Capitalization Table
	Outstanding (millions)	Shares	Owner
Debt
Class A Convertible Subordinate Note[1]	$202	201,810	Oyster
Class B Convertible Subordinate Note[2]	$807	807,240	Oyster
Dresden Term Loan	$705		3rd Party
Silent Partner Debt	$105		3rd Party
Capital Leases	$218		3rd Party
Repurchase obligation in respect of minority interest in AMD Fab 36 Limited Liability Company & Co. KG held by Leipziger Messe GmbH	$174		3rd Party

Total	$2,211

	Initial Issuance Price (millions)
Equity
Class A Ordinary (Voting) Share		1	Discovery
Class A Ordinary (Voting) Share		1	Oyster
Class A Preferred Shares	$1,091	1,090,950	Discovery
Class A Preferred Shares	$218	218,190	Oyster
Class B Preferred Shares	$873	872,760	Oyster

Total	$2,182

Total Capitalization	$4,393

[1]	Convertible into Class A Preferred Shares at a 1,000:1 ratio upon the occurrence of certain future events.

[2]	Convertible into Class B Preferred Shares at a 1,000:1 ratio upon the occurrence of certain future events.